SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **SPORTS FIELD HOLDINGS, INC.**, did on September 6, 2012, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on September 7, 2012.

ROSS MILLER
Secretary of State

Certified By: Stephen Loff
Certificate Number: C20120906-2213
You may verify this certificate
online at **http://www.nvsos.gov/**

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
[signature]	20120616314-16
Ross Miller	Filing Date and Time
Secretary of State	09/06/2012 2:00 PM
State of Nevada	Entity Number E0463592012-6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Sports Field Holdings, Inc.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent VCorp Services, LLC (Name) [ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 110,000,000 Par value per share: $ .001 Number of shares without par value:
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Jeremy Strawn (Name) 1106 Carrol Street (Street Address), Pawnee (City), IL (State), 62558 (Zip Code) 2) Mark Driver (Name) 1106 Carrol Street (Street Address), Pawnee (City), IL (State), 62558 (Zip Code)
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:*
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Jeremy Strawn (Name) X [signature] (Incorporator Signature) 1106 Carrol Street (Address), Pawnee (City), IL (State), 62558 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] 9/6/2012 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity / Date

This form must be accompanied by appropriate fees

ARTICLE I
NAME OF CORPORATION

The name of the Corporation is Sports Field Holdings, Inc.

ARTICLE II

REGISTERED OFFICE AND RESIDENT AGENT

The address of the Corporation's registered office in the state of Nevada is 1645 Village Center Circle, Ste. 170, Las Vegas, Nevada 89134, and the Corporation's resident agent at such address is Vcorp Services, LLC.

ARTICLE III
DURATION

The Corporation shall have perpetual existence.

ARTICLE IV
PURPOSE

The purpose of the Corporation is to engage in any activity within the purposes for which corporations may be incorporated and organized under Chapter 78 of the Nevada Revised Statutes, and to do all other things incidental thereto which are not forbidden by law or by these Articles of Incorporation.

ARTICLE V
POWERS

The Corporation has been formed pursuant to Chapter 78 of the Nevada Revised Statutes. The powers of the Corporation shall be those powers granted under the Nevada Revised Statues, including Sections 78.060 and 78.070 thereof. In addition, the Corporation shall have the following specific powers:

(a) to elect or appoint officers and agents of the Corporation and to fix their compensation; (b) to act as an agent for any individual, association, partnership, corporation or other legal entity; (c) to receive, acquire, hold, exercise rights arising out of the ownership or possession of, sell, or otherwise dispose of, shares or other interests in, or obligations of, individuals, associations, partnerships, corporations, governments or other legal entities; (d) to receive, acquire, hold, pledge, transfer, or otherwise dispose of shares of the Corporation in accordance with Chapter 78 of the Nevada Revised Statutes; and (e) to make gifts or contributions for the public welfare or for charitable, scientific or educational purposes.

ARTICLE VI
CAPITAL STOCK

A. CLASSES OF STOCK.

The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is 110,000,000 shares. 100,000,000 shares shall be Common Stock, par value of $0.001. 10,000,000 shares shall be Blank Check Preferred Stock, par value of $0.001.

B. ISSUANCE OF PREFERRED STOCK

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly authorized to provide for the issue of all or any of the shares of the Blank Check Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by

JSFC

the Nevada Revised Statutes. The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

C. RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF COMMON STOCK.

1. Dividend Rights. Subject to the prior or equal rights of holders of all classes of stock at the time outstanding having prior or equal rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

2. Voting Rights. Each holder of the common stock shall be entitled to one vote for each share of common stock standing in his, her or its name on the books of the Corporation.

3. Stock Rights and Options. The Corporation shall have the power to create and issue rights, warrants or options entitling the holders thereof to purchase from the Corporation any shares of its capital stock of any class or classes, upon such terms and conditions and at such time and prices as the board of directors or a committee thereof may approve, which terms and conditions shall be incorporated in an instrument or instruments evidencing such rights, warrants or options. In the absence of fraud, the judgment of the board of directors or a committee thereof as to the adequacy of consideration for the issuance of such rights, warrants or options and the sufficiency thereof shall be conclusive.

ARTICLE VII
PLACE OF MEETINGS; CORPORATE BOOKS

Subject to the laws of the State of Nevada, the stockholders and the directors shall have power to hold their meetings and to maintain the books of the Corporation outside the state of Nevada, at such place or places as may from time to time be designated in the Corporation's Bylaws or by appropriate resolution.

ARTICLE VIII
AMENDMENT OF ARTICLES

The provisions of these Articles of Incorporation may be amended, altered or repealed from time to time to the extent and in the manner prescribed by the laws of the state of Nevada, and additional provisions authorized by such laws as are then in force may be added. All rights herein conferred on the directors, officers and stockholders are granted subject to this reservation.

ARTICLE IX
LIMITED LIABILITY OF OFFICERS AND DIRECTORS

To the fullest extent permitted by applicable law, the officers and directors of the Corporation shall not be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, this limitation on personal liability shall not apply to acts or omissions which involve intentional misconduct, fraud, knowing violation of law, or unlawful distribution prohibited by Section 78.300 of the Nevada Revised Statutes.

/s/ Mark Driver
Mark Driver,
Chief Executive Officer and Secretary

JAS
SFC